UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 8, 2005

Bimini Mortgage Management, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32171	72-1571637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3305 Flamingo Drive, Vero Beach, Florida 32963
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code  (772) 231-1400

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 3, 2005, a voting agreement of certain stockholders of Bimini Mortgage Management, Inc. (the “Company”) was executed by Jeffrey J. Zimmer, the Company’s chief executive officer, Robert E. Cauley, the Company’s chief investment officer, chief financial officer and secretary, Amber K. Luedke, the Company’s treasurer and senior vice president, George H. Haas, IV, the Company’s head of research and trading and senior vice president, Kevin L. Bespolka, a director of the Company, Maureen A. Hendricks, a director of the Company, W. Christopher Mortenson, a director of the Company, Buford H. Ortale, a director of the Company, Peter Norden, a director of the Company and President of the Company’s mortgage company subisidiary Opteum Financial Services, LLC (“Opteum”), certain of Mr. Norden’s affiliates, Jason Kaplan, a director of the Company, certain of Mr. Kaplan’s affiliates and other former Opteum owners.  Under the terms of the voting agreement, each signatory covenants and agrees (i) to vote all of their shares of the Comapny that they are entitled to vote in favor of permitting the conversion of Class A Convertible Preferred Stock into Class A Common Stock, and (ii) to vote all of their shares of the Company in favor of all individuals nominated by the Company to serve on its board of directors (the “Board of Directors”), at each annual meeting, special meeting called to consider the conversion, or to vote for directors of the Company, and at any other time the stockholders of the Company have the right to vote for or render written consent regarding the conversion or the election of directors.  The voting agreement does not allow such persons to grant to any person a proxy to vote his or her shares unless such person signs a statement expressly agreeing to vote such shares in accordance with this (i) and (ii) above.  However, the shares the Company’s Class A Common Stock will be transferable upon the lawful sale, transfer or other disposition of any such shares by such persons.

ITEM 2.01  COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 3, 2005, Bimini Acquisition LLC, the acquisition subsidiary of the Company completed the previously announced merger with Opteum, pursuant to the agreement and plan of merger among the Company, Bimini Acquisition LLC, Opteum and the members of Opteum.

Under the terms of the agreement, the Company issued approximately 3.7 million shares of Class A Common Stock and 1.8 million Class A Convertible Preferred Stock in the merger to the members of Opteum. The new class of preferred shares will be convertible into Class A Common Stock of the Company if the Company’s stockholders approve the conversion at a future stockholder meeting.  In addition, the Company lent Opteum approximately $65 million to repay existing debt and the Company may pay the former Opteum members a contingent earn-out of up to $17.5 million, payable partially in cash and partially in Class B Convertible Preferred Shares, or common shares if the conversion is approved prior to the issuance, based on achievement by Opteum of certain specific financial objectives over the next five years.

ITEM 5.01.  OTHER EVENTS

On November 3, 2005, the Company issued a press release announcing the completion of the merger with Opteum.  A copy of this press release is attached hereto as Exhibit 99.1.

ITEM 5.02.  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Pursuant to resolutions adopted by the Board of Directors, on September 29, 2005, Mr. Norden and Mr. Kaplan were appointed to the Board of Directors, effective as of the closing of the merger.  In addition, Mr. Norden was appointed senior executive vice president of the Company and Mr. Cauley was appointed vice chairman of the Board of Directors.

Mr. Norden, 51 years old, was president and chief executive officer of Opteum for the past five years.  In connection with Mr. Norden’s appointment, he executed an employment agreement with Opteum whereby he will be employed as president and chief executive officer of Opteum and agrees to serve as senior executive vice president of the Company for three years, with successive one-year extensions, unless terminated by either party pursuant to the terms of the employment agreement.

Mr. Kaplan, 31 years old, is president of Kaplan Companies of Highland Park, N.J., a regional real estate development and property management company. He has served in this position since December 2004 and prior to that he served as vice-president since joining this company in 1996. Mr. Kaplan is vice president of the Central Jersey Builders Association and is on the board of directors of the Central New Jersey Jewish Home for the Aged in Franklin Township, N.J.  In connection with Mr. Kaplan’s appointment, he executed a letter of resignation, effective as of November 3, 2006, whereby he acknowledges and agrees that his resignation is irrevocable.

ITEM 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS

In connection with the acquisition of Opteum, the Company filed articles supplementary creating the Class A Convertible Preferred Stock and the Class B Convertible Preferred Stock of the Company with the Secretary of State of the State of Maryland, effective November 3, 2005, which were approved by the Board of Directors.  Pursuant to the articles supplementary, the shares of the Company’s Class A Convertible Preferred Stock will convert into shares of its Class A Common Stock at such time as such conversion is approved by the requisite stockholders of the Company.  In addition, the Company’s Class B Convertible Preferred Stock will convert into shares of its Class A Common Stock at such time as such conversion is approved by the requisite stockholders of the Company.  The Class A Convertible Preferred Stock and Class B Convertible Preferred Stock rank equal to each other and shall have the same preferences, rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms; provided, however that the redemption provisions of the Class A Convertible Preferred Stock and the Class B Convertible Preferred Stock differ.  The articles supplementary are filed as exhibit 3.1 under Item 9.01 of this report.

ITEM 9.01.            EXHIBITS

(c)             Exhibits

The following exhibits are filed pursuant to Item 601 of Regulation S-K:

3.1                                 Articles Supplementary, effective November 3, 2005

99.1                           Press release dated November 3, 2005 announcing the completion of the merger

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 8, 2005	BIMINI MORTGAGE MANAGEMENT, INC.

	By:	/s/ Jeffrey J. Zimmer
Jeffrey J. Zimmer
Chairman, Chief Executive Officer and President